CNO Financial Group 1 Investor Overview November 2022 Exhibit 99.1

CNO Financial Group 2 Important Legal Information Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date. This presentation contains financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes the measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, CNOinc.com. Non-GAAP Measures Forward-Looking Statements

CNO Financial Group 3 Focused on serving the protection needs of the fast-growing but underserved middle-income American market CNO Financial Group Overview  Manufactured products include life, fixed annuities, Medicare supplement, supplemental health and limited benefit duration long-term care (LTC)  Distribution of third-party products, which primarily include Medicare Advantage and Prescription Drug Plans  Demonstrated growth in premiums, assets and third-party fees 3Q22 Average Liabilities by Insurance Product** $4,100.2M 3Q22 LTM Collected Premiums* 3Q22 LTM Collected Premium by Product* 3Q22 LTM Insurance Margin by Product* Annuities 25% Life 18% LTC 13% Med Supp 18% Supp Health 26% Health 57% Annuities 38% Life 22% LTC 7% Med Supp 16% Supp Health 17% Health 40% * Life, health and annuity products. ** Net insurance liabilities are equal to total insurance liabilities less: (i) amounts related to reinsured business; (ii) deferred acquisition costs; (iii) present value of future profits; and (iv) the value of unexpired options credited to insurance liabilities. Interest sensitive life 5% Medicare supplement 1% Supplemental health 17% Long-term care 13% Other annuities 2% Fixed interest annuities 9% Fixed index annuities 43% Traditional Life 10%

CNO Financial Group 4 What Makes CNO Different Exclusive Focus on Middle-Income America Our Diverse Distribution & Integrated Approach Health and Wealth Solutions Insurance and Securities Solutions Strong Cash Flow Generation

Well-Positioned in the Attractive Senior Middle Market

~45% of middle-income households have no life insurance[1]; ~55% of baby boomers lack financial advisors[2]

Percentage of Population Age 65+ without a Financial Product[3,4]


Annuities
75%
401(k), 403(b), or other employer-sponsored retirement account
73%
LTC
71%
Med Supplement or Med Advantage
38%

CNO Solutions

- Extensive experience and understanding of the middle market
- Differentiated with our market vs. product focus
- Diversification of products and distribution provides sustainable competitive advantage
- Positioned to help customers to address main concerns of outliving their assets and dealing with rising healthcare costs as they age

1 LIMRA 2021 Barometer Study
2 2021 Forrester Analytics Technographics
3 LIMRA 2021 Consumer Perspective on Long Term Care and Insurance; includes all age ranges, not just 65+
4 Medicare Market Competition, Mark Farrah 2020, Year Over Year Medicare Supplement Market Snapshot and Plan Performance Insight, Mark Farrah 2021; includes people who are eligible for Medicare due to disability, not just 65+

CNO Financial Group 5

CNO Financial Group 6 Leveraging products and brands across channels, completing the important “last mile” of sales and service delivery Unique Multi-Channel Operating Model  Consumer Division ⁃ Strong exclusive agent franchise  Top distributor of health/wealth protection products through ~4,400 exclusive producing agents and financial representatives  Approximately 250 locations nationwide  Blend of “kitchen-table” and virtual sales model ⁃ Broker-dealer and RIA offer investment and annuity products and support agent income  Worksite Division ⁃ Optavise offers employers and employees a unique combination of:  Expert guidance from our agents, benefits educators and healthcare advocates  Voluntary benefits  Year-round communications and advocacy services  Benefits administration technology  Multi-channel distribution transitioning to integrated delivery model ⁃ 2020 business transformation unlocking significant growth opportunities ⁃ Capturing customers through direct engagement that leads to an integrated omnichannel buying experience ⁃ Driving toward holistic relationships including protection & retirement planning; growth in assets & fees

CNO Financial Group 7 Broad & balanced portfolio focused on protection needs Highly Diversified Product Mix Key PointsProduct Offering  Mix of protection and accumulation products to serve varied customer needs  Basic products that meet the insurance needs of the middle market  Attractive and predictable return characteristics  Low risk long-term care products with short-duration benefit period  Protection-oriented products with low face amounts and few bells and whistles Life Insurance Annuities Medicare Supplemental Health Long-Term Care 1 2 3 4 5 Third-Party Products / Services6  Capital-light distribution-only fee revenue

CNO Financial Group 8 Relative degree of risk present (before mitigation) within each product Risk Management via Diversification and Natural Hedges Fixed Indexed Annuity Fixed Interest Annuity Trad Life Interest Sensitive Life Med Supp Supp Health LTC Mortality Morbidity Persistency Interest rate Equity Low High

CNO Financial Group 9 Strategic Initiatives Successfully Reinvigorating Growth (dollars in millions) $- $50.0 $100.0 $150.0 $200.0 2020 2021 3Q21 3Q22 Life NAP $- $50.0 $100.0 $150.0 $200.0 2020 2021 3Q21 3Q22 Health NAP $- $500.0 $1,000.0 $1,500.0 2020 2021 3Q21 3Q22 Annuity Collected Premiums $- $100.0 $200.0 $300.0 $400.0 2020 2021 3Q21 3Q22 Consumer Division NAP Life Health $- $15.0 $30.0 $45.0 2020 2021 3Q21 3Q22 Worksite Division NAP Life Health

CNO Financial Group 10 1 The ratio of the combined capital of the insurance companies to the minimum amount of capital appropriate to support the overall business operations, as determined based on the methodology developed by the National Association of Insurance Commissioners. 2 Excluding accumulated other comprehensive income (loss) (a non-GAAP measure). See the Appendix for a reconciliation to the corresponding GAAP measure. Debt to Capital2 Consolidated Risk Based Capital (RBC) Ratio1  Target leverage of 25 - 28%  Debt covenant ceiling of 35%  $200 million in debt capacity to top of target leverage range  Target consolidated RBC ratio of approximately 375%  RBC variability expected in periods of market volatility Holding Company Liquidity  Target minimum holding company liquidity of $150 million  Liquidity backstopped by $250 million undrawn revolver  No outstanding debt maturities until 2025 411% 386% 365% 360% 375% 2020 2021 1Q 2022 2Q 2022 3Q 2022 $388.1 $248.6 $192.3 $140.9 $162.3 2020 2021 1Q 2022 2Q 2022 3Q 2022 25.6% 25.6% 25.6% 25.2% 24.7% 2020 2021 1Q 2022 2Q 2022 3Q 2022 Capital and Liquidity Overview Balanced approach to capital structure; at target capital levels (dollars in millions)

CNO Financial Group 11  Agent pilots, technology-driven customer experience enhancements  Hybrid distribution  Worksite B2B marketing, lead generation  Share repurchases: $10 million in 3Q22  Dividends: $16 million in 3Q22 Return capital to shareholders Organic investments to sustain and grow the core businesses Disciplined and opportunistic approach to maximize shareholder value Excess Capital Allocation Strategy 4.0% 13.0% 12.3% 15.6% 10.2% 0.0% 5.0% 10.0% 15.0% 20.0% $- $100.0 $200.0 $300.0 $400.0 $500.0 2018 2019 2020 2021 YTD 3Q22 Capital Return as % of Market Capitalization Dividends Share Repurchases Annualized Return as % of Market Cap (1)  Highly selective M&A  CNO Ventures; strategic minority investments largely in InsurTech  LTC reinsurance (2018), Web Benefits Design (2019), Optavise3 (2021) Opportunistic transactions Since 2018, returned $1.3 billion, or 65% of current market capitalization2 1 As of beginning of calendar year. 2 As of 9/30/2022. 3 DirectPath LLC prior to its name change in April 2022.

CNO Financial Group 12 High quality, stable core returns with variable upside, continued up-in-quality bias Portfolio Composition $23 billion of Invested Assets Highlights (Fair Value as of 9/30/2022) General Approach  Positioned for stable performance across credit cycles  Focus on quality - margin against adverse development  Calibrated, lower than average allocation to most higher risk categories – specific boundaries on the amount of high-risk assets we will own  Low impairments through multiple cycles  Embedded asset liability management  High degree of liquidity  62% of portfolio in corporate and government bonds  Reflects up-in-quality positioning over past 18 months  Strong credit risk profile  96% rated NAIC 1 or 2  Portfolio average rating A  Significant credit enhancement in structured products  Diversified commercial and residential mortgages with favorable performance metrics and strong operating characteristics. No commercial mortgage loan delinquencies.  Alternative investments emphasizing current cash flows and comparatively predictable results  “BBB” allocation reduced by 290 bps in the last 12 months  “A” and better allocation increased by 360 bps in the last 12 months IG Corporates, 47.6% Non-Agency RMBS, 7.3% Mortgage Loans, 4.7% HY Corporates, 2.6% CMBS, 10.1% Municipals, 10.2% ABS, 5.5% Govts/Agency, 1.1% CLO, 3.1% Equities, 0.6% Other, 1.7% Alternatives, 2.7% Policy Loans, 0.5% Cash, 2.4%

CNO Financial Group 13 Established in 3Q21 to leverage CNO’s core investment competencies; generating incremental earnings at an attractive return on the underlying capital Funding Agreement-Backed Notes (FABN) Program CNO Global Funding (Trust) Institutional Investors Funding Agreement FABN Cash Cash Bankers Life and Casualty Company CNO Financial Group, Inc. Legal Entity Overview Issuer CNO Global Funding, a Delaware statutory trust Funding Agreement Provider Bankers Life and Casualty Company Type Funding Agreement-backed Global Medium-Term Notes Format 144A / Regulation S Program Size $3b, $500m issued in 4Q21; $900m issued in 1Q22 Note Ratings (1) Moody’s: A3 (Stable) S&P: A- (Stable) Fitch: A- (Stable) Listing Euronext Dublin 1 Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

CNO Financial Group 14  Increasing sales momentum  Growth in producing agent counts  Free cash flow expected to be lower than 2021 reflecting diminishing COVID impacts and alternative investment returns, capital strain from new business, and the ramp up of the FABN program  Free cash flow conversion rate to remain strong  Manage to 375% RBC and $150 million holdco liquidity  COVID-related  Continued tapering of net favorable COVID impacts  Investment income  Allocated to products: slightly up due to asset growth and leveling yield  Not allocated to products: lower than 2021 as alternative yields continue to moderate  Fee income  4Q seasonally strong with AEP and employer benefit enrollments  Expenses (excluding significant items)  4Q22 results expected to be in-line with YTD 3Q22 trend  Effective Tax rate  23 – 24%, trending up vs. 2021 due to state income tax impacts 2022 Outlook Sales Earnings Free Cash Flow / Excess Capital

CNO Financial Group 15 Environmental Significant progress in 2021; CSR Report published August 2022 Environmental, Social and Governance  Performed second GHG emissions inventory  Funded $167 million in new impact investments, exceeding our goal of $100 million Social Governance  Developed Responsible Insurance Sales and Marketing Statement  Formed CNO Council on Sustainability  Enhanced policies that promote ethical and responsible business practices  Signed the Indy Racial Equity Pledge  Enhanced associate benefits for COVID, caregiver resources and mental well-being

Delivering on our Commitments

Turnaround / De-risking

Pre 2017

- Reinsured life block (2009)
- Recapitalized company (2012)
- Initiated dividend (2012)
- Sold Legacy Life Insurance Block (2014)
- Migrated ratings upwards–within non-investment grade ratings classes

Pivot to Growth

2017 – 2019

- Completed Senior Leadership additions
- Reinsured LTC block
- Achieved investment grade credit ratings
- Up-in-quality portfolio repositioning
- Sustainable momentum in recruiting and sales

COVID-19

2020 – ?

- Benefiting from diverse business model and strong retention
- Balancing capital return with investments in growth
- Up-in-quality investment positioning
- Successfully pivoting to new sales approaches
- Accelerating integration of D2C and exclusive agents
- Expanding D2C offerings
- Reimagining future workplace

Optimize Long-term Value

Ongoing

- Optimize customer-centric business alignment
- Expand omnichannel delivery model
- Extract potential from Worksite business
- Enhance growth, margin and ROE profile
- Maximize distributable cash flow
- Accelerate pace of capital deployment
- Leverage technology

CNO Financial Group 16

CNO Financial Group 17 Appendix 1 Strong Operational Performance Experienced Management Team Slide 18 Cash Flow Profile Slide 19 Broker-Dealer/Registered Investment Advisor Slide 20 Exclusive Agent Counts Slide 21 Building on Strong Track Record of Execution New Money Rate Walk Slide 22 New Money Summary Slide 23 Tax Asset Summary as of September 30, 2022 Slide 24 Long Term Care Insurance Slide 25 2018 Transformative LTC Reinsurance Transaction Slide 26

CNO Financial Group 18 12-year average tenure; 24-year average service in the insurance sector Experienced Management Team With a Proven Track Record Name Title Years with CNO Years in Insurance Sector Age Gary C. Bhojwani Chief Executive Officer 6 33 54 Paul H. McDonough Chief Financial Officer 3 21 58 Eric R. Johnson Chief Investment Officer 25 26 62 Bruce K. Baude Chief Operations and Technology Officer 10 18 58 Matthew J. Zimpfer General Counsel 24 30 54 Yvonne K. Franzese Chief Human Resources Officer 5 33 64 John R. Kline Chief Accounting Officer 32 43 64 Rocco F. Tarasi Chief Marketing Officer 5 6 50 Karen J. DeToro Chief Actuary 3 29 51 Scott L. Goldberg President, Consumer Division 18 22 52 Michael B. Byers President, Worksite Division 1 2 60

Cash Flow Profile

(dollars in millions)

	For the Quarter		Trailing Twelve Months	
	3Q21	3Q22	3Q21	3Q22
Net Operating Income[1]	$ 92.8	$ 56.9	$ 343.1	$ 316.6
Holding Company Cash Flows:				
Dividends from Subsidiaries	$ 148.7	$ 11.0	$ 462.2	$ 137.6
Management Fees	28.5	27.5	113.7	119.7
Surplus Debenture Interest	19.0	20.1	55.3	56.5
Earnings on Corporate Investments	1.5	2.9	8.2	8.2
Other	3.5	18.7	51.9	12.8
Holding Company Sources of Cash[2]	**201.2**	**80.2**	**691.3**	**334.8**
Holding Company Expenses and Other	(18.1)	(30.6)	(68.7)	(107.4)
Tax Payments	(14.7)	-	(59.6)	(21.7)
Interest Payments	(2.1)	(2.1)	(58.9)	(60.8)
Excess Cash Flow to Holding Company[2]	**166.3**	**47.5**	**504.1**	**144.9**
Net Proceeds from New Debt	-	-	146.4	-
Share Repurchases	(120.0)	(10.0)	(402.4)	(270.0)
Dividend Payments to Stockholders	(16.3)	(16.1)	(66.5)	(64.4)
Contributions to Insurance Subsidiaries	-	-	-	(14.6)
Acquisition	-	-	(51.1)	-
Net Change in Holding Company Cash and Investments	**30.0**	**21.4**	**130.5**	**(204.1)**
Cash and Investments, Beginning of Period	336.4	140.9	235.9	366.4
Cash and Investments, End of Period	**$ 366.4**	**$ 162.3**	**$ 366.4**	**$ 162.3**

1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.
2 Cash flows exclude acquisitions, dividend payments, stock repurchases, and financing transactions.

CNO Financial Group 19

Broker-Dealer/Registered Investment Advisor

Account values down 9% YoY; $2.5 billion in client assets

(dollars in millions)

		2021		2022		
		3Q	4Q	1Q	2Q	3Q
Net New Client Assets in Brokerage and Advisory[1]	Brokerage	$ (23.0)	$ 9.0	$ (35.2)	$ (10.5)	$ (17.9)
	Advisory	66.0	67.5	76.1	24.2	32.9
	Total	$ 43.0	$ 76.5	$ 40.9	$ 13.7	$ 15.0
Client Assets in Brokerage and Advisory[1] at end of period	Brokerage	$ 1,639.0	$ 1,734.0	$ 1,675.2	$ 1,492.2	$ 1,412.8
	Advisory	1,054.1	1,164.5	1,159.9	1,069.9	1,040.5
	Total	$ 2,693.1	$ 2,898.5	$ 2,835.1	$ 2,562.1	$ 2,453.3

1 Client assets include cash and securities in brokerage, broker/dealer customer account assets custodied directly at fund companies and insurance carriers, and assets under management in advisory accounts. Prior periods have been restated to conform with current presentation.

Bankers Life is the marketing brand of various affiliated companies of CNO Financial Group including, Bankers Life and Casualty Company, Bankers Life Securities, Inc., and Bankers Life Advisory Services, Inc. Non-affiliated insurance products are offered through Bankers Life General Agency, Inc. (dba BL General Insurance Agency, Inc., AK, AL, CA, NV, PA). Agents who are financial advisors are registered with Bankers Life Securities, Inc.

Securities and variable annuity products and services are offered by Bankers Life Securities, Inc. Member FINRA/SIPC, (dba BL Securities, Inc., AL, GA, IA, IL, MI, NV, PA). Advisory products and services are offered by Bankers Life Advisory Services, Inc. SEC Registered Investment Adviser (dba BL Advisory Services, Inc., AL, GA, IA, MT, NV, PA). Home Office: 111 East Wacker Drive, Suite 1900, Chicago, IL 60601

CNO Financial Group 20

CNO Financial Group 21 Softening macro environment helping recruiting, veteran agent retention strong Exclusive Agent Counts 1 Producing agents represent the monthly average of exclusive agents that have submitted at least one policy in the month. 2 Registered agents are dually licensed as insurance agents and financial representatives who can buy and sell securities for clients, and/or investment advisors who can provide ongoing investment advice for clients. 3 Agent and representative counts represent the average of the last 3 months. % Change % Change Consumer 3Q 4Q 1Q 2Q 3Q 3Q/2Q Y/Y Producing Field Agents1,3 4,168 4,008 3,939 3,968 3,913 -1.4% -6.1% Producing Tele-Sales Agents1,3 235 220 217 204 184 -9.8% -21.7% Total Producing Agents1,3 4,403 4,228 4,156 4,172 4,097 -1.8% -6.9% Registered Agents2,3 646 655 663 676 688 1.8% 6.5% Worksite Producing Field Agents1,3 229 227 208 234 258 10.3% 12.7% 2021 2022

CNO Financial Group 22 Significant NMR increase reflects higher market yields offset by the contribution from direct investments New Money Rate Walk 5.53% 5.36%

CNO Financial Group 23 Strategically harvesting rising market yields, while sliding up-in-quality New Money Summary 3Q General Account New Money Purchases $ % GAAP YTM Duration IG Corp AAA-A 220 24.4% 5.11% 7.8 Muni 187 20.7% 5.22% 12.0 ABS 177 19.6% 5.42% 3.0 Non- Agency RMBS 95 10.5% 5.53% 3.1 CMBS 64 7.1% 5.16% 6.9 CML 55 6.1% 4.84% 7.8 Direct/Alternatives 46 5.1% 6.87% N/A Residential Mortgages 19 2.1% 6.16% 4.2 IG Corp BBB 16 1.8% 5.40% 7.4 HY Corp 11 1.2% 7.22% 3.3 EM 7 0.8% 5.04% 9.5 CLOs 5 0.5% 5.25% 4.0 TOTAL: 902 100.0% 5.36% 6.6 IG Corporates, 26.2% Muni, 20.7% CLOs, 0.5% CMBS, 7.1% EM, 0.8% CML, 6.1%HY Corp, 1.2% ABS, 19.6% Residential Mortgages, 2.1% Non- Agency RMBS, 10.5% Direct/Alternatives, 5.1%

CNO Financial Group 24 Non-Life NOLs $189 DTAs related to tax strategy $199 Value of NOLs and deferred tax assets (DTAs) related to tax strategy Details  Total estimated economic value of tax assets related to our NOLs and tax strategy of approximately $214 million @ 10% discount rate ($1.84 on a per share basis).  Life NOLs have been fully utilized. Non- life NOLs are expected to offset 100% of non-life taxable income and 35% of life taxable income through 2023. $388 (dollars in millions) $388 million/$3.34 per diluted share value of NOLs and DTAs related to tax strategy Tax Asset Summary as of September 30, 2022

CNO Financial Group 25 New sales (~$25 million annually) focused on short duration products  98% of new sales for policies with 2 years or less in benefits  Average benefit period of 11 months  New business 25% reinsured since 2008 Reserve assumptions informed by historical experience  No morbidity improvement  No mortality improvement  Minimal future rate increases  New money rates reflect a low for long environment Favorable economic profile  2021 Loss Recognition Testing margin increased to $376 million or ~15% of Net GAAP Liabilities driven by margin from new business  Statutory reserves ~$237 million higher than LTC Net GAAP Liabilities, which are currently ~$2.53 billion  Total LTC is just 12.5% of overall CNO insurance liabilities  Potential adverse impact from severe stress scenarios is significantly reduced  Average maximum benefit at issuance is $143 per day for inforce block Long-Term Care Insurance Highly differentiated inforce block; prudently managed

CNO Financial Group 26 Divestiture of legacy LTC exposure significantly improves risk profile 2018 Transformative LTC Reinsurance Transaction  In September 2018, Bankers Life entered into an agreement with Wilton Re to cede 100% of Bankers Life legacy (prior to 2003) comprehensive and nursing home long-term care reserves through indemnity coinsurance ⁃ Culmination of multi-year exploration of strategic alternatives ⁃ Comprising 52% of CNO’s statutory long-term care reserves ⁃ $825mm ceding commission paid to Wilton Re, financed from existing capital resources  Significant risk reduction, especially in severe stress scenarios; business ceded is the most volatile from an earnings and capital perspective  Domestic comfort trust established to hold assets backing 100% of the statutory liabilities plus an additional $500mm of over-collateralization  Wilton Re is a highly-rated and well-capitalized counterparty  Step forward in achieving investment grade ratings  Results in increased cash flow generation Fixed Annuities 49% Health 14% Life 13% LTC 24% Pre-Transaction Post Transaction** * Reserve net of reinsurance ** As of September 30, 2018 Reserve Composition* Fixed Annuities 56% Health 16% Life 16% LTC 12%

CNO Financial Group 27 Appendix 2: Financial Exhibits Non-GAAP Financial Measures Slides 28-38

CNO Financial Group 28 Insurance product margin Annuity 37.1$ -$ 37.1$ Health 113.4 - 113.4 Life 56.8 - 56.8 Total insurance product margin 207.3 - 207.3 Allocated expenses (152.2) - (152.2) Income from insurance products 55.1 - 55.1 Fee income 3.2 - 3.2 Investment income not allocated to product lines 68.5 - 68.5 Expenses not allocated to product lines 2.9 (22.5) (1) (19.6) Operating earnings before taxes 129.7 (22.5) 107.2 Income tax expense on operating income (29.6) 5.1 (24.5) Net operating income (2) 100.1$ (17.4)$ 82.7 Net operating income per diluted share (2) 0.85$ (0.14)$ 0.71$ Three months ended June 30, 2022 Actual results Significant items Excluding significant items (dollars in millions, except per-share amounts) (1) Comprised of an experience refund of $22.5 million related to a reinsurance agreement. (2) A non-GAAP measure. See pages 34 and 36 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 2Q22 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 2Q22 Significant Items

CNO Financial Group 29 (1) Adjustments arising from our comprehensive annual actuarial review of assumptions. (2) A non-GAAP measure. See pages 34 and 36 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 4Q21 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 4Q21 Significant Items Insurance product margin Annuity 93.9$ (26.9)$ (1) 67.0$ Health 129.5 - 129.5 Life 30.4 1.0 (1) 31.4 Total insurance product margin 253.8 (25.9) 227.9 Allocated expenses (143.3) - (143.3) Income from insurance products 110.5 (25.9) 84.6 Fee income 2.9 - 2.9 Investment income not allocated to product lines 42.8 - 42.8 Expenses not allocated to product lines (17.4) - (17.4) Operating earnings before taxes 138.8 (25.9) 112.9 Income tax expense on operating income (30.3) 5.7 (24.6) Net operating income (2) 108.5$ (20.2)$ 88.3 Net operating income per diluted share (2) 0.87$ (0.16)$ 0.71$ Three months ended December 31, 2021 Actual results Significant items Excluding significant items (dollars in millions, except per-share amounts)

CNO Financial Group 30 (1) Comprised of $3.0 million from legal and regulatory matters. (2) A non-GAAP measure. See pages 34 and 36 for a reconciliation to the corresponding GAAP measure. Insurance product margin Annuity 52.5$ -$ 52.5$ Health 117.9 - 117.9 Life 53.2 - 53.2 Total insurance product margin 223.6 - 223.6 Allocated expenses (140.5) - (140.5) Income from insurance products 83.1 - 83.1 Fee income 2.6 - 2.6 Investment income not allocated to product lines 50.9 - 50.9 Expenses not allocated to product lines (17.3) 3.0 (1) (14.3) Operating earnings before taxes 119.3 3.0 122.3 Income tax expense on operating income (26.5) (0.7) (27.2) Net operating income (2) 92.8$ 2.3$ 95.1 Net operating income per diluted share (2) 0.72$ 0.02$ 0.74$ Three months ended September 30, 2021 Actual results Significant items Excluding significant items The table below summarizes the financial impact of significant items on our 3Q21 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 3Q21 Significant Items (dollars in millions, except per-share amounts)

CNO Financial Group 31 Insurance product margin Annuity 66.0$ -$ 66.0$ Health 120.9 - 120.9 Life 39.7 - 39.7 Total insurance product margin 226.6 - 226.6 Allocated expenses (141.6) - (141.6) Income from insurance products 85.0 - 85.0 Fee income 6.6 - 6.6 Investment income not allocated to product lines 47.8 - 47.8 Expenses not allocated to product lines (23.8) 4.5 (1) (19.3) Operating earnings before taxes 115.6 4.5 120.1 Income tax expense on operating income (26.5) (1.0) (27.5) Net operating income (2) 89.1$ 3.5$ 92.6 Net operating income per diluted share (2) 0.66$ 0.03$ 0.69$ Three months ended June 30, 2021 Actual results Significant items Excluding significant items (1) Comprised of $4.5 million from legal and regulatory matters. (2) A non-GAAP measure. See pages 34 and 36 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 2Q21 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 2Q21 Significant Items (dollars in millions, except per-share amounts)

CNO Financial Group 32 Insurance product margin Annuity 57.9$ -$ 57.9$ Health 124.7 - 124.7 Life 27.1 - 27.1 Total insurance product margin 209.7 - 209.7 Allocated expenses (141.1) - (141.1) Income from insurance products 68.6 - 68.6 Fee income 7.3 - 7.3 Investment income not allocated to product lines 43.0 - 43.0 Expenses not allocated to product lines (22.0) 7.8 (1) (14.2) Operating earnings before taxes 96.9 7.8 104.7 Income tax expense on operating income (21.7) (1.7) (23.4) Net operating income (2) 75.2$ 6.1$ 81.3 Net operating income per diluted share (2) 0.55$ 0.04$ 0.59$ Three months ended March 31, 2021 Actual results Significant items Excluding significant items (1) Comprised of: (i) $5.3 million from legal and regulatory matters; and (ii) $2.5 million of transaction expenses related to the previously announced acquisition of Optavise, LLC. The legal and regulatory matters primarily consist of an increase to our liability for claims and interest pursuant to the Global Resolution Agreement, as we have now processed and verified most of the claims provided by the third-party auditor allowing us to more accurately estimate the ultimate liability. (2) A non-GAAP measure. See pages 34 and 36 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 1Q21 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 1Q21 Significant Items (dollars in millions, except per-share amounts)

CNO Financial Group 33 (1) Adjustments arising from our comprehensive annual actuarial review of assumptions. (2) Unfavorable impact related to asset impairments. (3) A non-GAAP measure. See pages 34 and 36 for a reconciliation to the corresponding GAAP measure. Insurance product margin Annuity 68.1$ (16.1)$ (1) 52.0$ Health 125.2 - 125.2 Life 37.3 4.3 (1) 41.6 Total insurance product margin 230.6 (11.8) 218.8 Allocated expenses (162.7) - (162.7) Income from insurance products 67.9 (11.8) 56.1 Fee income 2.9 - 2.9 Investment income not allocated to product lines 57.8 - 57.8 Expenses not allocated to product lines (17.8) 3.7 (2) (14.1) Operating earnings before taxes 110.8 (8.1) 102.7 Income tax expense on operating income (24.8) 1.7 (23.1) Net operating income (3) 86.0$ (6.4)$ 79.6$ Net operating income per diluted share (3) 0.61$ (0.04)$ 0.57$ Three months ended December 31, 2020 Actual results Significant items Excluding significant items The table below summarizes the financial impact of significant items on our 4Q20 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 4Q20 Significant Items (dollars in millions, except per-share amounts)

Quarterly Earnings

(dollars in millions)

	3Q21	4Q21	1Q22	2Q22	3Q22
Insurance product margin					
Annuity	$ 52.5	$ 93.9	$ 44.6	$ 37.1	$ 39.8
Health	117.9	129.5	124.8	113.4	124.1
Life	53.2	30.4	19.8	56.8	43.4
Total insurance product margin	223.6	253.8	189.2	207.3	207.3
Allocated expenses	(140.5)	(143.3)	(144.8)	(152.2)	(150.5)
Income from insurance products	83.1	110.5	44.4	55.1	56.8
Fee income	2.6	2.9	9.9	3.2	1.4
Investment income not allocated to product lines	50.9	42.8	28.5	68.5	32.2
Expenses not allocated to product lines	(17.3)	(17.4)	(14.8)	2.9	(16.1)
Operating earnings before taxes	119.3	138.8	68.0	129.7	74.3
Income tax expense on operating income	(26.5)	(30.3)	(16.9)	(29.6)	(17.4)
Net operating income*	92.8	108.5	51.1	100.1	56.9
Net realized investment gains (losses) from sales, impairments and change in allowance for credit losses (net of related amortization)	2.2	4.7	(7.1)	(26.1)	(0.1)
Net change in market value of investments recognized in earnings	(4.6)	(12.1)	(25.5)	(21.7)	(17.0)
Fair value changes in embedded derivative liabilities (net of related amortization)	10.9	19.1	90.8	79.7	66.0
Fair value changes related to agent deferred compensation plan	-	(4.3)	22.7	14.0	12.0
Other	0.2	1.9	0.4	(0.2)	2.0
Non-operating income before taxes	8.7	9.3	81.3	45.7	62.9
Income tax expense on non-operating income	(1.7)	(2.0)	(20.1)	(9.7)	(14.8)
Net non-operating income	7.0	7.3	61.2	36.0	48.1
Net income	$ 99.8	$ 115.8	$ 112.3	$ 136.1	$ 105.0

* Management believes that an analysis of Net income applicable to common stock before: (i) net realized investment gains or losses from sales, impairments and the change in allowance for credit losses, net of related amortization and taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) loss on extinguishment of debt, net of taxes; (vi) changes in the valuation allowance for deferred tax assets and other tax items; and (vii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes ("Net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net operating income to Net income applicable to common stock is provided in the above table.

CNO Financial Group 34

CNO Financial Group 35 Information Related to Certain Non-GAAP Financial Measures The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, changes in the valuation allowance for deferred tax assets and other tax items and other non- operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals.

CNO Financial Group 36 A reconciliation of net income applicable to common stock to net operating income (and related per-share amounts) is as follows: (dollars in millions, except per-share amounts) Information Related to Certain Non-GAAP Financial Measures 3Q21 4Q21 1Q22 2Q22 3Q22 Net income applicable to common stock 99.8$ 115.8$ 112.3$ 136.1$ 105.0$ Non-operating items: Net realized investment (gains) losses from sales and impairments, net of related amortization (2.2) (4.7) 7.1 26.1 0.1 Net change in market value of investments recognized in earnings 4.6 12.1 25.5 21.7 17.0 Fair value changes in embedded derivative liabilities, net of related amortization (10.9) (19.1) (90.8) (79.7) (66.0) Fair value changes related to the agent deferred compensation plan - 4.3 (22.7) (14.0) (12.0) Other (0.2) (1.9) (0.4) 0.2 (2.0) Non-operating income before taxes (8.7) (9.3) (81.3) (45.7) (62.9) Income tax expense on non-operating income (1.7) (2.0) (20.1) (9.7) (14.8) Net non-operating income (7.0) (7.3) (61.2) (36.0) (48.1) Net operating income (a non-GAAP financial measure) 92.8$ 108.5$ 51.1$ 100.1$ 56.9$ Per diluted share: Net income 0.77$ 0.93$ 0.93$ 1.16$ 0.91$ Net realized investment (gains) losses from sales and impairments (net of related amortization and taxes) (0.02) (0.03) 0.04 0.17 - Net change in market value of investments recognized in earnings (net of taxes) 0.03 0.07 0.16 0.14 0.11 Fair value changes in embedded derivative liabilities (net of related amortization and taxes) (0.06) (0.12) (0.57) (0.53) (0.44) Fair value changes related to the agent deferred compensation plan (net of taxes) - 0.03 (0.14) (0.09) (0.08) Other - (0.01) - - (0.01) Net operating income (a non-GAAP financial measure) 0.72$ 0.87$ 0.42$ 0.85$ 0.49$

CNO Financial Group 37 The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant item, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows: (dollars in millions) (Continued on next page) Information Related to Certain Non-GAAP Financial Measures 3Q21 4Q21 1Q22 2Q22 3Q22 Pre-tax operating earnings (a non-GAAP financial measure) 442.6$ 470.6$ 441.7$ 455.8$ 410.8$ Income tax expense (99.5) (105.0) (100.2) (103.3) (94.2) Operating return 343.1 365.6 341.5 352.5 316.6 Non-operating items: Net realized investment gains (losses) from sales and impairments, net of related amortization 42.7 34.8 24.1 (26.3) (28.6) Net change in market value of investments recognized in earnings 0.7 (17.4) (36.5) (63.9) (76.3) Fair value changes in embedded derivative liabilities, net of related amortization 64.4 67.2 75.9 200.5 255.6 Fair value changes and amendment related to the agent deferred compensation plan 10.1 8.9 18.4 32.4 44.4 Other 2.6 3.6 3.4 2.3 4.1 Non-operating income before taxes 120.5 97.1 85.3 145.0 199.2 Income tax expense on non-operating income (26.6) (21.7) (20.9) (33.5) (46.6) Net non-operating income 93.9 75.4 64.4 111.5 152.6 Net income 437.0$ 441.0$ 405.9$ 464.0$ 469.2$ Twelve Months Ended

Information Related to Certain Non-GAAP Financial Measures

Debt to capital ratio, excluding accumulated other comprehensive income (loss)

The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows:

(dollars in millions)

	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22
Corporate notes payable	$ 1,136.2	$ 1,136.6	$ 1,136.9	$ 1,137.0	$ 1,137.3	$ 1,137.6	$ 1,138.0	$ 1,138.4
Total shareholders' equity	5,484.2	4,860.7	5,324.0	5,232.9	5,259.7	3,690.9	2,212.0	1,297.9
Total capital	$ 6,620.4	$ 5,997.3	$ 6,460.9	$ 6,369.9	$ 6,397.0	$ 4,828.5	$ 3,350.0	$ 2,436.3
Corporate debt to capital	17.2%	19.0%	17.6%	17.8%	17.8%	23.6%	34.0%	46.7%
Corporate notes payable	$ 1,136.2	$ 1,136.6	$ 1,136.9	$ 1,137.0	$ 1,137.3	$ 1,137.6	$ 1,138.0	$ 1,138.4
Total shareholders' equity	5,484.2	4,860.7	5,324.0	5,232.9	5,259.7	3,690.9	2,212.0	1,297.9
Less accumulated other comprehensive (income) loss	(2,186.1)	(1,518.1)	(1,995.5)	(1,929.7)	(1,947.1)	(380.5)	1,165.0	2,165.7
Total capital	$ 4,434.3	$ 4,479.2	$ 4,465.4	$ 4,440.2	$ 4,449.9	$ 4,448.0	$ 4,515.0	$ 4,602.0
Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure)	25.6%	25.4%	25.5%	25.6%	25.6%	25.6%	25.2%	24.7%

CNO Financial Group

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